UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

RIDGEWORTH FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

DRAFT – RidgeWorth Proxylite Script – post-mailing version

Hi, this is Julia Short, President and CEO of RidgeWorth Funds.

I’m calling to personally ask for your vote for a RidgeWorth Funds’ Proxy and Special Meeting of Shareholders that has been adjourned to May 30, 2017 due to insufficient votes from shareholders.

Your participation in this important vote regarding the proposed reorganizations of RidgeWorth Funds into the Virtus Asset Trust is urgently needed.

You can vote now by pressing 1 to be connected with a Broadridge Investor Communication Solutions proxy specialist, or if this message was recorded on your voicemail, you can call them now to vote at 1-855-928-4486. Broadridge can also assist you if you need new proxy materials or answer any questions.

If you still have your proxy materials, voting instructions are included on your ballot. Regardless of the number of shares that you may own, your vote is important as it ensures the continued, successful management and operation of the Funds.

Thank you for your time and your vote.